Exhibit 1.1

Sonida Senior Living, Inc.

Common Stock,

$0.01 par value per share

EQUITY DISTRIBUTION AGREEMENT

May 18, 2026

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Citizens JMP Securities, LLC

101 California Street, 17th Floor

San Francisco, California 94111

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

270 Park Avenue,

New York, New York 10017

KeyBanc Capital Markets Inc.

127 Public Square,

Cleveland, Ohio 44114

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036

R. Seelaus & Co., LLC

26 Main Street, Suite 300

Chatham, New Jersey 07928

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor,

New York, New York 10001

As Agents and/or Forward Sellers

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Citizens JMP Securities, LLC

1301 Avenue of the Americas, 2nd Floor,

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, OH 44114

Morgan Stanley & Co. LLC

1585 Broadway, 2nd Floor

New York, NY 10036

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Sonida Senior Living, Inc., a Delaware corporation (the “Company”) confirms its agreement (this “Agreement”) with RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, R. Seelaus & Co., LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”) and Royal Bank of Canada, Bank of Montreal, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000 (the “Maximum Amount”) in one or more Agency Transactions, through one or more Forward Transactions or pursuant to one or more Terms Agreements (as such terms are each hereinafter defined), on the terms and subject to the conditions set forth in this Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if shares of Common Stock are offered or sold through any Agent acting as forward seller for a Forward Purchaser (in such capacity, a “Forward Seller”), then such Agent, as Forward Seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser.

The Company may enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex A hereto (including the execution of a supplemental confirmation substantially in the form of Annex A thereto) and with such changes therein as the parties thereto may agree (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Agent affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-280906) for the registration of certain securities, including the Shares (the “registration statement”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended, at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Base Prospectus” means the prospectus dated July 30, 2024, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(aa) hereof and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g) hereof. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company confirms its agreement with each Agent as follows:

1. Sale and Delivery of the Shares.

(a) Agency and Forward Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company and the Agents, severally and not jointly, agree that the Company may from time to time issue and sell through an Agent, acting as sales agent for the Company, the Shares (an “Agency Transaction”) and (ii) the Company, the Forward Purchasers and the applicable Forward Sellers, severally and not jointly, agree that the Company may from time to time sell Shares on a forward basis pursuant to a Confirmation entered into with the applicable Forward Purchaser in accordance with this Section 1, which shall provide for the forward purchase of such Shares in a number equal to the Forward Hedge Shares (as defined below), and in connection therewith, the Forward Purchaser shall use its commercially reasonable efforts to borrow and its affiliated Forward Seller shall use its commercially reasonable efforts to sell such Forward Hedge Shares pursuant to this Agreement, and the manner in which and other terms upon which such forward sale is to occur (each such transaction being referred to as a “Forward Transaction”). In furtherance of the foregoing, the Company, each Agent and each Forward Purchaser agrees as follow:

(i) The Company may, from time to time, propose to a Designated Agent (as defined below), with respect to an Agency Transaction, or a Designated Forward Purchaser (as defined below) and its affiliated Forward Seller, with respect to a Forward Transaction, the terms of an Agency Transaction or a Forward Transaction, as applicable, by means of a telephone call, electronic mail or other method mutually agreed to in writing by the parties (confirmed promptly by electronic mail (an “Agency Placement Notice” or a “Forward Placement Notice”, as applicable)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”) (which list may be updated from time to time upon written notice delivered by the Company to the Agents and the Forward Purchasers). Any Agency Placement Notice shall specify the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate on each Trading Day, which number may instead be listed as an amount of aggregate gross proceeds; and the minimum price per share at which the Company is willing to sell the Shares (the “Floor Price”). Any Forward Placement Notice shall specify the proposed inputs for the “Maturity Date,” the “Hedge Completion Date,” the “Net Percentage,” the “Spread,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amount per Share,” the “Initial Stock Loan Rate,” the “Maximum Stock Loan Rate” and the “Settlement Notice Cutoff,” each as defined in the applicable Confirmation, the maximum number of Shares, which number may instead be listed as an amount of aggregate gross proceeds (the “Maximum Forward Share Amount”) that the Company wishes the Forward Purchaser to borrow and its affiliated Forward Seller to sell in the aggregate between the “Trade Date” and the “Hedge Completion Date” (each as defined in the Confirmation), the remaining amount of the “Maximum Amount,” the Floor Price, any formula pursuant to which such Floor Price shall be determined and any other limitation on the aggregate number of Forward Hedge Shares that may be sold in any one day. As used herein “Designated Agent” shall mean, with respect to any Agency Placement Notice, the Agent selected by the Company to act as sales agent in accordance with Section 1(f) hereof, provided that such Agent selected by the Company has agreed to act as sales agent pursuant to Section 1(a)(ii) below, and “Designated Forward Purchaser” shall mean, with respect to any Forward Placement Notice, the Forward Purchaser affiliated with the Forward Seller selected by the Company to act as sales agent in connection with a Forward Transaction in accordance with Section 1(f) hereof; provided that such Agent selected by the Company has agreed to act as Forward Seller pursuant to Section 1(a)(ii) below.

(ii) If such proposed terms for an Agency Transaction are acceptable to the Designated Agent, it shall promptly confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. If such proposed terms for a Forward Transaction are acceptable to the Designated Forward Purchaser and its affiliated Forward Seller (the “Designated Forward Seller”), they shall promptly confirm and accept the terms by means of electronic mail delivered to an Authorized Company Representative. With respect to a Forward Placement Notice delivered by the Company, the Designated Forward Purchaser and the Designated Forward Seller (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Placement Notice was received, notify the Company that it chooses to (x) accept the terms proposed in such Forward Placement Notice, (y) decline to participate in the proposed Forward Transaction or (z) propose an amended notice setting forth the terms upon which the Designated Forward Purchaser and the Designated Forward Seller would participate in the proposed Forward Transaction (such amended notice, an “Amended Notice”); provided, however, that in the case of clause (z), the Company may accept or reject the terms of such Amended Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such Amended Notice was delivered.

(iii) (1) Subject to the terms and conditions hereof, each Designated Agent shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell all of the Shares designated in, and subject to the terms of, an applicable Agency Placement Notice on the Trading Day(s) specified therein. The Designated Agent shall not sell any Shares at a price lower than the Floor Price specified in the applicable Agency Placement Notice. With respect to each applicable Agency Placement Notice, the Company acknowledges and agrees with each Agent that (x) there can be no assurance that a Designated Agent will be successful in selling all or any of such Shares, (y) a Designated Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by such Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required by this Agreement and (z) an Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(2) Subject to the terms and conditions hereof and the applicable Confirmation, upon the delivery of a Forward Placement Notice and the acceptance thereof by the Designated Forward Purchaser and the Designated Forward Seller or upon the acceptance of an Amended Notice by the Company, the Designated Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell shares of Common Stock (such shares, the “Forward Hedge Shares”) through the Designated Forward Seller to hedge the applicable transaction under the applicable Confirmation, and the Designated Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Maximum Forward Share Amount specified in such Forward Placement Notice or such Amended Notice, as applicable, and otherwise in accordance with the terms of such Forward Placement Notice or Amended Notice, as applicable; provided, however, that the number of Forward Hedge Shares sold shall not exceed an amount that when multiplied by the Initial Forward Price (as defined in the Confirmation) would exceed the remaining notional amount available under the Maximum Amount. Notwithstanding the foregoing or any other provision of any Confirmation, if in respect of any Forward Transaction (x) on or prior to 9:00 a.m., New York City time, on any Trading Day during the Forward Hedge Selling Period (as defined in the Confirmation), in connection with establishing its commercially reasonable hedge position in respect of such Forward Transaction, the Designated Forward Purchaser, in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the terms hereof on such Trading Day or (y) in such Designated Forward Purchaser’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate specified in the Confirmation for such Forward Transaction with respect to all or any portion of such full number of Shares, the effectiveness of such Forward Transaction shall be limited to the number of Shares the Designated Forward Purchaser is so able to borrow in connection with establishing its commercially reasonable hedge position of such Forward Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

(iv) The Company, acting through an Authorized Company Representative, or a Designated Agent, a Designated Forward Purchaser or a Designated Forward Seller may, upon notice to the other applicable party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares specified in an applicable Agency Placement Notice for which a Designated Agent is acting as sales agent or an applicable Forward Placement Notice for which a Designated Forward Seller is acting as sales agent for the Designated Forward Purchaser; provided, however, that such suspension shall not affect or impair the parties’ respective obligations (including obligations under the applicable Confirmation) with respect to the Shares (including any Forward Hedge Shares) sold hereunder prior to the giving of such notice. In addition, the Company, acting through an Authorized Company Representative, may, upon notice to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller by telephone (confirmed promptly by electronic mail to the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable) seek to terminate or amend the terms of an Agency Transaction by the Designated Agent as set forth in an Agency Placement Notice or of a Forward Transaction by the Designated Forward Purchaser and its affiliated Designated Forward Seller to the extent not completed at the time of the Designated Agent’s or the Designated Forward Purchaser and its affiliated Designated Forward Seller’s receipt of the Company’s notice of its intent to terminate or amend such Agency Transaction or Forward Transaction, and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller will use commercially reasonable efforts to implement such termination or amendment; provided, however, the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable may, in its or their absolute discretion, reject such termination or amendment and the Designated Agent or the Designated Forward Purchaser and its affiliated Designated Forward Seller, as applicable will not be obligated to take any action that in its reasonable discretion would disrupt a sale in progress but not yet confirmed.

(v) If the terms of any Agency Transaction as set forth in an Agency Placement Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Placement Notice.

(vi) Each Agent, as sales agent in an Agency Transaction or a Forward Transaction, shall not make any sales of the Shares on behalf of the Company or its affiliated Forward Purchaser, as applicable, pursuant to this Agreement, other than (x) sales by means of ordinary brokers’ transactions on the Exchange that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations, in negotiated transactions or in transactions that are deemed to be “at the market offerings” under Rule 415(a)(4) of the Rules and Regulations, including without limitation sales made to or through market makers other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices and (y) such other sales of the Shares permitted by law on behalf of the Company in its capacity as agent of the Company or as agent of the Company and its affiliated Forward Purchaser, as applicable, as shall be agreed by the Company and such Agent in writing.

(vii) (1) The compensation to the Designated Agent for sales of the Shares in an Agency Transaction with respect to which the Designated Agent acts as sales agent hereunder shall be in the form of commissions equal to 1.5% of the gross offering proceeds of the Shares specified in the Agency Placement Notice, unless otherwise agreed by the Designated Agent and the Company in the Agency Placement Notice, but in no event shall the commissions exceed 2.0% of the gross offering proceeds of the Shares specified in the Agency Placement Notice, including as such Agency Placement Notice may be amended under Section 1(a)(iv) above. The Designated Agent shall promptly provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction pursuant to an Agency Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Designated Agent with respect to such sales and (iv) the net offering proceeds (which amount represents the gross offering proceeds received from such sales less the commission payable by the Company to the Designated Agent with respect to such sales) (the “Net Offering Proceeds”).

(2) The compensation to the Designated Forward Seller in relation to a Forward Transaction shall be paid in the form of a percentage of the Initial Forward Price (as defined in the Confirmation) which shall be equal to the product of (i) 100% minus the Net Percentage specified in the relevant Forward Placement Notice (the “Forward Hedge Selling Commission”) multiplied by (ii) the volume weighted average price at which the Forward Hedge Shares are sold by the Designated Forward Seller in relation to such Forward Transaction during the period from and including the Trade Date until the Hedge Completion Date multiplied by (iii) the number of Forward Hedge Shares sold by the Designated Forward Seller in relation to such Forward Transaction. The Forward Hedge Selling Commission shall equal 1.5% unless otherwise agreed to by the Designated Forward Purchaser, its affiliated Designated Forward Seller and the Company and in no event shall the Forward Hedge Selling Commission exceed 2.0%. The Designated Forward Seller shall promptly provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in a Forward Transaction pursuant to a Forward Placement Notice under this Agreement, setting forth (i) the number of Shares sold on such Trading Day and (ii) the gross offering proceeds received from such sales.

(viii) Unless the Designated Agent agrees otherwise in writing, settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day following the date on which such sales are made (or such earlier day as is industry practice for regular-way trading) (each such settlement day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through the Designated Agent in an Agency Transaction for settlement on such date shall be issued and delivered by the Company to the Designated Agent against payment by the Designated Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by delivery of the Shares by the Company or its transfer agent to the Designated Agent’s or its designee’s account (provided, that the Designated Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold the Designated Agent harmless against any loss, claim, damage or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay the Designated Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

No later than the opening of the Trading Day following the “Hedge Completion Date” set forth in the applicable Forward Placement Notice (or, if earlier, the date on which the sale of Shares through the Designated Forward Seller is terminated in accordance with the terms of this Agreement or the applicable Confirmation), the Designated Forward Purchaser shall execute and deliver to the Company, and the Company, absent manifest error, shall execute and return to the Designated Forward Purchaser, a “Supplemental Confirmation” substantially in the form attached to the form of Confirmation attached as Annex A hereto (each, a “Supplemental Confirmation”).

Each of the Company, the Designated Forward Purchaser and its affiliated Designated Forward Seller acknowledge and agree that: (i) there can be no assurance that the Designated Forward Purchaser will be successful in borrowing, or that the affiliated Designated Forward Seller will be successful in selling, the Forward Hedge Shares; (ii) the Designated Forward Seller affiliated with such Designated Forward Purchaser will incur no liability or obligation to the Company, the Designated Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Designated Forward Purchaser for any reason other than a failure by such Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 1; and (iii) the Designated Forward Purchaser will incur no liability or obligation to the Company, its affiliated Designated Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Designated Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 1. Notwithstanding anything herein to the contrary, the Designated Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the obligation of its affiliated Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provisions of Section 3 set forth in the related Confirmation. In acting hereunder, the Agent affiliated with any Forward Purchaser will be acting as agent for its affiliated Forward Purchaser and not as principal.

(b) Principal Transactions. If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify one or more of the Designated Agents of the proposed terms of such Principal Transaction. If the Designated Agent(s), acting as principal, wishes to accept such proposed terms (which it or they may decline to do for any reason in its or their sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Designated Agent(s) and the Company will enter into an agreement in substantially the form of Exhibit A hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or the Designated Agent(s) unless and until each of the Company and the Designated Agent(s) has executed such Terms Agreement accepting all of such terms. The commitment of the Designated Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c) Maximum Number of Shares. Under no circumstances shall the Company propose to the Agents, or the Agents effect, a sale of Shares in an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(d) Regulation M. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party hereto.

(e) Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver any Agency Placement Notice or Forward Placement Notice, and the Agents shall not be obligated to sell and the Company shall not request any Agent to sell any Shares hereunder, at any time during any period in which (i) the Company is in possession of material non-public information, (ii) sales of Shares under this Agreement would be restricted under the Company’s insider trading policy (including during any customary “blackout period”) or (iii) prior to a “Hedge Completion Date” (as defined in the Master Confirmation) in relation to any Forward Transaction that is pending, as set forth in the related Supplemental Confirmation. The Company may, by notice to the applicable Agents and the Forward Purchasers by telephone (confirmed promptly by electronic mail), suspend or cancel sales under any outstanding Agency Placement Notice or Forward Placement Notice during any such period; provided, the Company may not suspend or cancel such sales under a Forward Placement Notice pursuant to this Section 1(e) prior to a “Hedge Completion Date” (as defined in the Master Confirmation) in relation to any Forward Transaction that is pending. The Company shall notify the Agents and the Forward Purchasers promptly following the end of any such period if it desires to resume sales of Shares under this Agreement, and any such resumption shall be effected only pursuant to a new Agency Placement Notice or Forward Placement Notice delivered in accordance with this Agreement.

(f) Use of Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of the Shares by the Company or any Forward Purchaser shall only be effected by or through only one of the Agents, which the Company shall select in its sole discretion, on any single given day, but in no event by more than one Agent, and the Company shall in no event request that more than one Agent sell Shares on the same day; provided, however, that the foregoing limitation shall apply only with respect to Agency Transactions and Forward Transactions.

(g) Continuing Accuracy of Representations and Warranties. Any obligation of (i) the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or (ii) the Designated Forward Purchaser to use its commercially reasonable efforts to borrow Shares and its affiliated Designated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Agent and Forward Purchaser as follows:

(a) Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(b) Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Base Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Agents furnished in writing to the Company by the Agents specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to an Agency Transaction or a Forward Transaction, the time of the Agents’ initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(c) Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at each Representation Date, the date on which an Agency Placement Notice or Forward Placement Notice is given, any date on which the Shares are sold hereunder and each Settlement Date, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus in connection with the sale of Shares hereunder without the Agents’ prior consent.

(f) Financial Information. The consolidated historical financial statements and schedules of the Company and its subsidiaries (the “Subsidiaries”) (other than CNL Healthcare Properties Inc. (“CHP”) and its subsidiaries), and, to the knowledge of the Company, CHP and its subsidiaries, in each case, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company or CHP, as the case may be, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1933 Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the pro forma financial information included or incorporated by reference in the Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information included or incorporated by reference in the Prospectus and the Registration Statement, the pro forma financial information included or incorporated by reference in the Prospectus and the Registration Statement complies as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information. The other financial and statistical data with respect to the Company and the Subsidiaries (other than CHP and its subsidiaries), and to the knowledge of the Company, CHP and its subsidiaries, contained or incorporated by reference in the Registration Statement and the Prospectus are accurately and fairly presented in all material respects and were prepared on a basis materially consistent with the financial statements and books and records of the Company and CHP, as the case may be; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (other than CHP and its subsidiaries), and to the knowledge of the Company, CHP and its subsidiaries, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (including the exhibits thereto and Incorporated Documents) and the Prospectus which are required to be described in the Registration Statement or the Prospectus (including exhibits thereto and Incorporated Documents); all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g) Disclosure Controls. The Company and its Subsidiaries maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement or Prospectus, the Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as described in the Registration Statement or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, (a) the Company has not been advised of (1) any material weaknesses in internal controls over financial reporting and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (b) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly adversely affect the Company’s internal controls. Except as disclosed in the Registration Statement or Prospectus and to the knowledge of the Company, the Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

(h) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), in each case that are required to be described in the Prospectus which have not been described as required.

(i) Independent Public Accountant. BDO USA, P.C. (“Company Auditor”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, is and, during the periods covered by its reports, was, to the Company’s knowledge, an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Company Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm or independent auditor with respect to the Company and its Subsidiaries or other appropriate entity, as applicable, within the meaning of the Securities Act and applicable auditor independence rules and regulations.

(j) Independent Public Accountant of CHP. PricewaterhouseCoopers LLP (“CHP Auditor”), whose report on the consolidated financial statements of CHP is filed with the Commission and incorporated into the Registration Statement, is and, during the periods covered by its reports, was, to the Company’s knowledge, an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, CHP Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to CHP. Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm or independent auditor with respect to the Company and its Subsidiaries or other appropriate entity, as applicable, within the meaning of the Securities Act and applicable auditor independence rules and regulations.

(k) Conformity with EDGAR Filing. The Prospectus delivered for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(l) Organization. The Company and each of its Subsidiaries is duly organized, validly existing as a corporation or other entity and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries is duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity (as set forth on the Company’s most recent balance sheet included in the Incorporated Documents) or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).

(m) Subsidiaries. Except as disclosed in the Registration Statement or Prospectus, Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K sets forth each of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission), if any. Except as set forth in the Registration Statement or the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(n) Dividend Restrictions. Except as disclosed in the Registration Statement or Prospectus, and subject to the existence of legally available funds, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(o) No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Shares, nor the consummation by the Company of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except, in the case of clause (y), where such violation would not reasonably be expected to have a Material Adverse Effect.

(p) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 5 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(q) Enforceability of Agreements. To the Company’s knowledge, all agreements between the Company and/or its Subsidiaries and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and/or its Subsidiaries enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, except for any unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares as contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Shares in connection with this Agreement.

(s) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(t) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus (including Incorporated Documents), and other than the Company’s execution of this Agreement and the sale of any Shares hereunder, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary or (vi) any material change in the outstanding indebtedness of the Company, other than in each case above (A) as otherwise disclosed in the Registration Statement or Prospectus (including the Incorporated Documents) to the extent required or (B) where such matter, item, change or development would not make the statements in the Registration Statement or the Prospectus (including the Incorporated Documents) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(u) No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(v) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to and were not issued in violation of any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options or other equity awards under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof or described in the Registration Statement and the Prospectus (including the Incorporated Documents) or as a result of the issuance of Shares) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Common Stock in the Registration Statement and the Prospectus (including the Incorporated Documents) is complete and accurate in all material respects. Other than as set forth or described in the Registration Statement or the Prospectus, as of the dates referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(w) Market Capitalization. As of the close of trading on the Exchange on a Trading Day within 60 days prior to the date of this Agreement, or after the date of this Agreement, as of a Trading Day within 60 days prior to the filing date of the Company’s Annual Report on Form 10-K for the fiscal year most recently ended, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by Persons other than affiliates (as defined in Securities Act Rule 405) was $75 million or more (calculated in accordance with Instruction 1.B.1 of Form S-3). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.

(x) Authorization of Shares. The Shares to be issued and sold by the Company hereunder (including the maximum number of Shares deliverable upon settlement of all Forward Transactions) have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or therein, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement and the Prospectus; and the issuance and sale of the Shares is not and will not be subject to any preemptive or similar rights except such as have been waived.

(y) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Exchange under the trading symbol “SNDA,” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.

(z) Descriptions and Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(aa) No Preferential Rights. No Person has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options or stock awards that may be granted from time to time under the Company’s stock option plans). No Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby.

(bb) No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject, nor, to the Company’s knowledge, are any such actions, suits or proceedings threatened or contemplated by any governmental or regulatory authority or threatened by others, that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings or, to the Company’s knowledge, investigations that are required under the Securities Act to be described in the Prospectus that are not described in the Prospectus including any Incorporated Document.

(cc) Licenses and Permits. The Company and each of its Subsidiaries possess or have obtained, and is in compliance with the terms and conditions of, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and, to the Company’s knowledge, have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Permits”), and all of the Permits are valid and in full force and effect, except where the failure to possess, obtain or make the same, or where the failure to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where such revocation or modification or the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Healthcare Regulatory Matters. The Company and each of its Subsidiaries have implemented procedures and programs reasonably designed to assure that each of its managed independent or assisted living facilities are operated in compliance in all material respects with all applicable laws. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its Subsidiaries (acting in their capacity as such) has given, received, offered to pay or solicited any remuneration from, in cash or kind, directly or indirectly, any past or present resident, physician, other healthcare provider, supplier, contractor or other Person in connection with the operation of the business of the Company in violation of applicable laws, except in each case as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its Subsidiaries: (i) is or has been a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlements, orders, or similar agreements with or imposed by any applicable governmental entity with respect to its managed independent or assisted living facilities, (ii) has been assessed a material civil monetary penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder or any other fine or penalty by any other applicable governmental entity with respect to its managed independent or assisted living facilities, (iii) has been charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service or any other violation of applicable laws or (iv) is or has been debarred, excluded or suspended from participating in any federal health care program, except in each case as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(ee) Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M) of the Company whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ff) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(gg) Taxes. The Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed and paid all taxes shown thereon, except for cases in which the failure to file such tax returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect and (ii) no liability for unpaid taxes, except as currently being contested in good faith and as to which adequate reserves in accordance with GAAP have been provided, or where such liability would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any tax deficiency, penalty or assessment that has been asserted against it that would reasonably be expected to have a Material Adverse Effect.

(hh) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and valid title to all personal property (excluding Intellectual Property) reflected as owned in the financial statements referred to in Section 2(f), except as disclosed in the Registration Statement or Prospectus, or described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the Company’s knowledge will be, subject to restrictions which would prohibit, and, to the Company’s knowledge, no statements of facts relating to the actions or inaction of another Person or such Person’s ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Registration Statement or the Prospectus indicates the Company contemplates conducting, except as may be properly described in the Registration Statement or the Prospectus or such as would not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) Environmental Laws. Except as disclosed in the Registration Statement or Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company (or, to the knowledge of the Company, any of its predecessors in interest), except as disclosed in the Registration Statement or Prospectus and except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, reasonably expected to result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement or the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(jj) Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted and as described in the Registration Statement, including the Incorporated Documents, and the Prospectus, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in writing to the Agent, the Company and any of its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ owned material patents, patent applications or proprietary information; no other entity or individual has any right or claim in any of the Company’s or its Subsidiaries’ owned material patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or a Subsidiary or, to the Company’s knowledge, by any non-contractual obligation of the Company or a Subsidiary, other than by written licenses granted by the Company or a Subsidiary, and other than such rights or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not received any written notice of any claim challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Subsidiary, which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement or Prospectus, the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. Except as disclosed in the Registration Statement or Prospectus and to the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of nondisclosure and confidentiality agreements with respect to any material Intellectual Property.

(kk) Data Security. Except as disclosed in the Registration Statement or Prospectus, (i) the Company and its Subsidiaries have complied in all material respects and are presently in compliance in all material respects with all contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) neither the Company nor its Subsidiaries have received any notification of or complaint regarding non-compliance with any Data Security Obligation and is unaware of any other facts with respect to the foregoing that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (iii) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation nor are there any incidents under internal review or investigations relating to the same.

(ll) Data Protection; No Breaches. Except as disclosed in the Registration Statement or Prospectus, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have taken commercially reasonably steps to protect the information technology systems and Data used in connection with the operation of the Company and its Subsidiaries’ business. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company and its Subsidiaries’ business (“Breach”). There has been no such Breach, and the Company and its Subsidiaries have not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except in each case as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(mm) Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(nn) Finder’s Fees. There is not a broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for discounts and commissions payable to the Agents in connection with the sale of the Shares pursuant to this Agreement.

(oo) No Registration Rights. Except as disclosed in the Registration Statement or the Prospectus and as have been validly complied with or waived, there are no Persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(pp) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to result in a Material Adverse Effect.

(qq) Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr) [Reserved].

(ss) ERISA. (i) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived; and (iv) the Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) with respect to any plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws, other than, in the case of (i), (ii), (iii), and (iv) above, as would not reasonably be expected to have a Material Adverse Effect. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any plan and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(tt) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Statistical and Market Data. The statistical and market and industry-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(vv) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and its Subsidiaries reasonably believe are adequate for the use of their properties and as is customary for companies of similar size engaged in similar businesses in similar industries. All policies of insurance of the Company and the Subsidiaries are in full force and effect and the Company and each of its Subsidiaries are in compliance with the terms of such policies, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect on the Company.

(xx) No Improper Practices. (i) Neither the Company nor its Subsidiaries, (including any of their respective officers or directors, nor, to the Company’s knowledge, employees, agents or other Persons acting on their behalf) has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, contribution or other payment, directly or indirectly, to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any Person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; (vi) neither the Company nor any Subsidiary (including any of their respective executive officers or directors, nor, to the Company’s knowledge, employees, agents or other Persons acting on their behalf ) has made any payment or received or retained any funds in violation of any law, rule or regulation including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (“Anti-Corruption Laws”); and (vii) neither the Company nor any Subsidiary (including any of their respective executive officers or directors, nor, to the Company’s knowledge, employees, agents or other Persons acting on their behalf) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws. The Company will not use, directly or indirectly, the proceeds from the offering of the Shares hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any Person in violation of any Anti-Corruption Laws.

(yy) Other Underwriting Agreements. Other than as set forth in this Agreement, no Person has the right to act as an underwriter, placement agent or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise. Except for this Agreement or as disclosed in the Registration Statement or Prospectus, as of the date of this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(zz) No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(aaa) Status Under the Securities Act. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(bbb) Anti-Corruption Laws. None of the Company or any of its subsidiaries or controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, non-controlled affiliates or representative of the Company or of any of its subsidiaries or controlled affiliates, has while acting on behalf of the Company or any of its subsidiaries taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence any official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(ccc) Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(ddd) Sanctions. (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea).

(ii) The Company and each of its subsidiaries, (a) have not, since April 24, 2019, engaged in, and (b) are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(iii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; (B) to fund or facilitate any money laundering or terrorist financing activities; or (C) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iv) The Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions.

(eee) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects.

(fff) No Price Stabilization or Manipulation. None of the Company or the Subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. None of the Company or the Subsidiaries has taken action that would directly or indirectly violate any provision of Regulation M under the Exchange Act.

(ggg) Company Certificates. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

3. Agreements of the Company. The Company covenants and agrees with each Agent as follows:

(a) Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, after the date of delivery of an Agency Placement Notice or a Forward Placement Notice and prior to the related Settlement Date that is reasonably disapproved by the Agents or the Forward Purchasers promptly after reasonable notice thereof; provided, however, that the Company may file any information required to be filed by Sections 13(a), 13(c) or 15(d) of the Exchange Act.

(b) Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents or the Forward Purchasers it is otherwise necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus or to file any document under the Exchange Act for the purpose of incorporating it by reference into the Registration Statement or the Prospectus in order to comply with the Act or the Exchange Act, the Company shall promptly (i) notify the Agents and the Forward Purchasers of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare and file with the Commission and furnish at its own expense to the Agents and the Forward Purchasers (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act.

(c) Notifications to the Agents and the Forward Purchasers. The Company shall notify the Agents and the Forward Purchasers promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information related to the transactions contemplated by this Agreement, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Act, or the threat thereof and (iv) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents and the Forward Purchasers promptly of all such filings.

(d) Registration Statement. Upon request, the Company shall furnish to each Agent and Forward Purchaser, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(f) Prospectus. The Company shall furnish to each Agent and Forward Purchaser, without charge, as many copies of the Prospectus and any amendment or supplement thereto as an Agent or Forward Purchaser may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’ or Forward Purchasers’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents and the Forward Purchasers during the Prospectus Delivery Period. If the Agents or the Forward Purchasers are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents or the Forward Purchasers, and at the Company’s own expense, the Company shall prepare and deliver to the Agents and the Forward Purchasers as many copies as the Agents or the Forward Purchasers may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Agents and the Forward Purchasers, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents and the Forward Purchasers hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents and the Forward Purchasers is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents, the Forward Purchasers or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents or the Forward Purchasers that the Agents or the Forward Purchasers otherwise would not have been required to file thereunder.

(h) Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, this Agreement shall automatically terminate on such Renewal Deadline unless prior to the Renewal Deadline, the Company has filed a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. The Company will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement). Unless this Agreement is automatically terminated as provided above, the Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(i) Compliance with Blue Sky Laws. The Company shall cooperate with the Agents, the Forward Purchasers and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents or the Forward Purchasers may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(j) Delivery of Financial Statements. During the period of three years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Agent and Forward Purchaser copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to each Agent and Forward Purchaser a copy of each annual or other report it shall be required to file with the Commission, provided, however, that the Company shall have no obligation to provide the Agents or the Forward Purchasers with any financial statements and other periodic and special reports filed or furnished on EDGAR.

(k) Availability of Earnings Statements. The Company shall make generally available to holders of its securities, and the Agents and the Forward Purchasers as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(l) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Agents and the Forward Purchasers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certif-icates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents or the Forward Purchasers, (v) the listing of the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) on the Exchange, (vi) any filings required to be made by the Agents or the Forward Purchasers with FINRA, and the fees, disbursements and other charges of counsel for the Agents and the Forward Purchasers in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, including the fees, disbursements and other charges of counsel to the Agents and the Forward Purchasers in connection therewith, and, if requested by the Agents or the Forward Purchasers, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) all of the Agents’ and the Forward Purchasers’ reasonable out-of-pocket expenses and reasonable fees and disbursements of the Agents’ and Forward Purchasers’ legal counsel incurred in connection with this Agreement (including any Supplemental Confirmation), which shall not exceed an aggregate of $175,000 for this Agreement, and ongoing services in connection with the transactions contemplated hereunder, which shall not exceed an aggregate of $35,000 on a quarterly basis for this Agreement; provided that on and after the date (such date, the “Determination Date”) that Shares having an aggregate offering price of $150,000,000 or more have been offered and sold under this Agreement, the Company shall not be obligated to pay or reimburse any additional expenses, fees and disbursements described in this clause (viii) that would have accrued after the Determination Date, (ix) counsel to the Company, (x) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (xi) the Company Accountants and each other accounting firm (including the CHP Auditor) that has certified financial statements and/or supporting schedules incorporated by reference in the Registration Statement and the Prospectus (the “Third Party Accountants” and, together with the Company Accountants, the “Accountants”), (xii) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through any Subsidiary), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(o) Clear Market. During the pendency of any Agency Placement Notice or a Forward Placement Notice, the Company shall provide the Designated Agent or the Designated Forward Purchaser and its affiliated Agent acting as forward seller notice as promptly as practicable, but in no event less than one business day in advance, before it offers to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock; provided, that such notice shall not be required in connection with the following transactions (including any related registration under the Act of shares of Common Stock): (i) the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) the issuance, grant or sale of shares of Common Stock, options to purchase Common Stock, stock units to purchase Common Stock or Common Stock issuable upon the exercise of options, stock units or other equity awards granted pursuant to existing employee benefit or stock incentive plans of the Company, (iv) the issuance of shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (v) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus. If notice of a proposed transaction is provided by the Company pursuant to this subsection (o), the Agents or the Forward Purchasers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents or the Forward Purchasers.

(p) Stock Exchange Listing. The Company shall use its best efforts to cause the Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) to be listed on the Exchange and to maintain such listing.

(q) Additional Notices. The Company shall notify the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 hereof.

(r) Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement, and (A) each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than due to the filing of an Incorporated Document or a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission an Annual Report on Form 10-K under the Exchange Act (other than an amendment thereto, if any, containing the information required by Part III of the Annual Report on Form 10-K or containing financial information of a tenant of the Company or its subsidiaries), (iii) there is filed with the Commission a Quarterly Report on Form 10-Q under the Exchange Act, (iv) upon a reasonable request from the Agents or the Forward Purchasers given upon reasonable advance notice with respect to a Current Report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a property or a tenant of the Company or its subsidiaries) and (v) Shares are delivered to the Agents pursuant to a Terms Agreement and (B) upon delivery of a notice to the Agents and the Forward Purchasers that the Company intends to recommence sales after a Suspension Period (as defined below) in accordance with Section 3(u) hereof (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (A)(i) through (v) and (B) above, a “Representation Date”), to furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate dated and delivered no later than the second business day following such date, in form reasonably satisfactory to the Agents and the Forward Purchasers, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) hereof are true and correct as of such date, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the obligation of the Company under this Section 3(r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s) Company Counsel Legal Opinions. No later than the second business day following each Representation Date, the Company shall cause to be furnished to the Agents and the Forward Purchasers, dated as of such date and addressed to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents, the written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company, as described in Section 4(d) hereof. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents and the Forward Purchasers with a “reliance letter” to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 3(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date). The obligations of the Company under this Section 3(s) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(t) Comfort Letters. No later than the second business day following each Representation Date, the Company shall cause the Accountants to deliver to the Agents and the Forward Purchasers the comfort letter(s) described in Section 4(f) hereof. The obligation of the Company under this Section 3(t) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(u) Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of the Agents, the Forward Purchasers and their counsel and (ii) at each Representation Date or otherwise as the Agents or the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Agents, the Forward Purchasers and their counsel. The obligations set forth in the preceding sentence of this Section 3(u) shall be suspended following delivery of written notice to the Agents and the Forward Purchasers specifying that the Company does not intend to sell Shares under this Agreement until notice to the contrary is provided (such time period, a “Suspension Period”); provided, that a Suspension Period shall not begin prior to a “Hedge Completion Date” (as defined in the Master Confirmation) in relation to any Forward Transaction that is pending. Following delivery of notice to the Agents and the Forward Purchasers that the Company intends to recommence sales of Shares under this Agreement, the provisions of this Section 3(u) shall once again be operative.

(v) Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder and any Confirmation.

(w) The Agents Trading. The Company hereby consents to the Agents and the Forward Purchasers trading in the Common Stock for the Agents’ and the Forward Purchasers’ own account and for the account of their clients at the same time as sales of the Shares pursuant to this Agreement.

(x) Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents and the Forward Purchasers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(y) Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction, a Forward Transaction or a Principal Transaction pursuant to Section 1 hereof (or at such time as otherwise agreed between the Company, the Forward Purchasers and the Agents), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Agents and the Forward Purchasers a copy of the relevant board resolutions or other authority.

(z) Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(aa) Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4. Conditions of the Obligations of the Agents and the Forward Purchasers. The obligations of each Agent and Forward Purchaser hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) hereof at a later date, such date) and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:

(a) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the best knowledge of the Company, threatened by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agents and the Forward Purchasers and the Agents or the Forward Purchasers did not object thereto (it being agreed that this does not apply to deemed amendments or supplements as a result of the Company’s filings under the Exchange Act).

(b) No Material Adverse Effects. Since the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect.

(c) Officer’s Certificates. The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents and the Forward Purchasers, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii) as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) neither the Prospectus nor any Permitted Free Writing Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) each of the representations and warranties of the Company contained in this Agreement are, as of such date, true and correct, except for those representation and warranties of the Company that speak solely as of a specific date, which are true and correct as of such date; and

(iv) each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(d) Opinion of Counsel to the Company. The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers; provided, however, that the obligation of Fried, Frank, Harris, Shriver & Jacobson LLP under this Section 4(d) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(e) Opinion of Counsel to the Agents. The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, an opinion of Weil, Gotshal & Manges LLP, outside counsel for the Agents, dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers; provided, however, that the obligation of Weil, Gotshal & Manges LLP under this Section 4(e) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(f) Accountants’ Comfort Letter. The Agents and the Forward Purchasers shall have received, no later than the second business day following each Representation Date, letters dated such date and addressed to the Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers from each of the Accountants (i) confirming (A) with respect to the letter delivered by the Company Accountant, that the Company Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB and (B) with respect to the letter delivered by any Third Party Accountant, that the Third Party Accountant is an independent accountant with respect to such third party whose financial statements such Third Party Accountant has audited under applicable accounting or auditing standards, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter; provided that the CHP Auditor shall not be required to be deliver any letter pursuant to this Section 4(f) in connection with the Representation Date occurring in connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2026 or any subsequent Representation Date.

(g) Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(u) hereof.

(h) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Agents and the Forward Purchasers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant date such certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) hereof.

(i) Stock Exchange Listing. The Shares (including the maximum number of shares of Common Stock deliverable upon settlement of all Forward Transactions) shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j) Regulation M. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) Additional Certificates. The Company shall have furnished to the Agents and the Forward Purchasers such certificate or certificates, in addition to those specifically mentioned herein, as the Agents and the Forward Purchasers may have reasonably requested as to the accuracy and completeness at each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) hereof at a later date, such date) of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) hereof at a later date, such date) of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents and the Forward Purchasers.

5. Indemnification.

(a) Indemnification of the Agents and the Forward Purchasers. The Company shall indemnify and hold harmless the Agents and the Forward Purchasers, the directors, officers, employees, affiliates and agents of the Agents and the Forward Purchasers and each person, if any, who controls the Agents or the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents or the Forward Purchasers and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents and the Forward Purchasers furnished in Schedule 2 hereof to the Company by the Agents and the Forward Purchasers expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. The Agents and the Forward Purchasers shall, severally and not jointly, indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Agents and the Forward Purchasers, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents and the Forward Purchasers furnished in Schedule 2 hereof to the Company by the Agents and the Forward Purchasers expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus; and reimburse the Company, the directors, officers, employees, affiliates and agents of the Company for any legal or other expense reasonably incurred by the Company or any such individual in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity will be in addition to any liability that the Agents and the Forward Purchasers might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Forward Purchasers or the Agents, the Company, the Forward Purchasers and the Agents shall contribute, severally, to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents and the Forward Purchasers, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents and the Forward Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents and the Forward Purchasers on the other hand. The relative benefits received by the Company on the one hand and the Agents and the Forward

Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (including the proceeds under any Confirmation, assuming Physical Settlement (as such term is defined in the Confirmation) on the Maturity Date (as such term is defined in the Confirmation)) bear to the sum of (x) in the case of the Agents, (i) the total compensation to the Agents pursuant to Section 1(a)(vii) hereof (in the case of one or more Agency Transactions or Forward Transactions hereunder) and (ii) the discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements) and (y) in the case of the Forward Purchasers, the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Confirmation (net of any related stock borrow costs or other costs or expenses actually incurred). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents and the Forward Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Forward Purchasers or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Agent pursuant to Section 1(a)(vii) hereof (in the case of one or more Agency Transactions hereunder) and (ii) the discounts and commissions received by such Agent as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), no Forward Purchaser shall be required to contribute any amount in excess of the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Confirmation net of any related stock borrow costs or other costs or expenses actually incurred and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Agents and the Forward Purchasers and each person, if any, who controls the Agents or the Forward Purchasers or any such affiliate within the meaning of the Act; and the obligations of the Agents and the Forward Purchasers under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or the Forward Purchasers, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6. Termination.

(a) The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Confirmation then in effect shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b) Each Agent and each Forward Purchaser may terminate its own obligations under this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination; and (iii) the provisions of any Confirmation then in effect shall remain in full force and effect notwithstanding such termination. In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date only if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v) if the Company or the Subsidiaries shall have sustained a loss material or substantial to the Company or the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi) if there shall have been a Material Adverse Effect.

(c) This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, or (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents and the Forward Purchasers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(l)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares (including Forward Hedge Shares), such sale shall settle in accordance with the provisions of Section 1 hereof (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered, electronically mailed or telecopied (i) if to the Company, at the office of the Company, 14755 Preston Road, Suite 810, Dallas, Texas, Attention: Tabitha Bailey; with a copy (which shall not constitute notice) to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Mark Hayek, (ii) if to the Agents, at the offices of: RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, New York, NY 10281, Attention: Equity Capital Markets (Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com); BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Attention: Brian Riley; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Fax: (646) 291-1469; Citizens JMP Securities, LLC, 101 California Street, 17th Floor, San Francisco, California 94111, Attention: Equity Securities, (e-mail: dl-syndicate@citizensbank.com, fax: (415) 835-8920); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Erich Bluhm and Andrew Fry; Phone: (212) 357-8664 / (212) 357-6436; Fax: (212) 291-5027; Emails: erich.bluhm@gs.com; andrew.x.fry@gs.com; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal and Preston Ryman, Phone: (212) 622-8783; (212) 622-3132, Email: sanjeet.s.dewal@jpmorgan.com; preston.t.ryman@jpmchase.com; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, OH 44114, Attention: John Horrigan, Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Emails: jhorrigan@key.com; Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com, Phone: (216) 689-3910; Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, NY 10036, Attn: Jon Sierant, Email: jon.sierant@morganstanley.com with a copy to: Morgan Stanley & Co. LLC, 1585 Broadway, 2nd Floor, New York, NY 10036, Attn: Jon Sierant, Joel Carter, Anthony Cicia; Eric Wang, Email: equitysolutions_notices@morganstanley.com; jon.sierant@morganstanley.com; anthony.cicia@morganstanley.com; eric.d.wang@morganstanley.com; R. Seelaus & Co., LLC, 26 Main Street, Suite 300, Chatham, New Jersey 07928; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number: (212) 214-5918, and in each case with a copy (which shall not constitute notice) to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, Attention: Alex Lynch, or (iii) if to the Forward Purchasers, at the offices of: Royal Bank of Canada, c/o RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, Attention: Equity Capital Markets (Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com); Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177 with a copy to Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318 and BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Attention: Brian Riley; Citibank, N.A., 390 Greenwich Street, New York, NY 10013, Attn: Eric Natelson; Theodore Finkelstein; Bianca Gotuaco, Telephone: (212) 723-7310; (212)-723-1693; (212)-723-1132, Email: eric.natelson@citi.com; Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com, with a copy to: eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com; Citizens JMP Securities, LLC, Attention: Gianpaolo Arpaia; gianpaolo.arpaia@citizensbank.com, 212-906-3533, 1301 Avenue of the Americas, 2nd Floor, New York, New York 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Facsimile: (212) 902-9316, Attention: Registration Department; JPMorgan Chase Bank, National Association, 270 Park Avenue, New York, New York, 10017, EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, With a copy to: Attention: Sanjeet Dewal and Preston Ryman, Email: sanjeet.s.dewal@jpmorgan.com; preston.t.ryman@jpmchase.com; Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, NY 10036, Attn: Jon Sierant, Email: jon.sierant@morganstanley.com with a copy to: Morgan Stanley & Co. LLC, 1585 Broadway, 2nd Floor, New York, NY 10036, Attn: Jon Sierant, Joel Carter, Anthony Cicia; Eric Wang, Email: equitysolutions_notices@morganstanley.com; jon.sierant@morganstanley.com; anthony.cicia@morganstanley.com; eric.d.wang@morganstanley.com; Wells Fargo Bank, National Association, Address: 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number: (212) 214-5918, Email: corporatederivativenotifications@wellsfargo.com. Any such notice shall be effective only upon receipt. Any notice under Section 5 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include electronic mail).

(b) Arm’s Length. The Company acknowledges and agrees that each Agent and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, each Agent and each Forward Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents and the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and the Forward Purchasers and shall not be on behalf of the Company.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents and the Forward Purchasers or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement and any Confirmation, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and the Forward Purchasers, as applicable, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Agents and the Forward Purchasers owe no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) the Agents and the Forward Purchasers have not assumed nor will they assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Agents, the Forward Purchasers or their affiliates has advised or are currently advising the Company on other matters) and the Agents and the Forward Purchasers have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement and the Confirmations except the obligations expressly set forth in this Agreement and the Confirmations, (iv) the Agents, the Forward Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Agents and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT AND CONFIRMATION, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT OR CONFIRMATION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f) Recognition of U.S. Special Resolution Regimes.

(i) In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 7(f), the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement, each Terms Agreement and each Confirmation (including each Supplemental Confirmation) may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement, any Terms Agreement or any Confirmation shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE FORWARD PURCHASERS AND THE AGENTS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY TERMS AGREEMENT, ANY CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement, any Terms Agreement or any Confirmation.

(k) Entire Agreement. Other than the terms set forth in each Agency Placement Notice or Forward Placement Notice delivered hereunder and each Terms Agreement or Confirmation executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. None of this Agreement, any Terms Agreement or any Confirmation may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Company, the Agents and the Forward Purchasers.

(l) ISDA Resolution Stay. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by the International Swaps and Derivatives Association, Inc. (the “ISDA”) on July 28, 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of this Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, a Confirmation shall be deemed to be a “Covered Agreement,” Dealer (as defined in the Master Confirmation) shall be deemed to be a Regulated Entity (as defined by the ISDA) and the Company shall be deemed to be a Module Adhering Party (as defined by the ISDA). In the event of any inconsistences between a Confirmation, this Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.

(m) Role of Agent. Royal Bank of Canada (“RBC”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on RBC’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty (as defined in the Master Confirmation) hereby is advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under a Transaction (as defined in the Master Confirmation). A Transaction is not insured or guaranteed by RBCCM.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.

Very truly yours,

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name: Brandon M. Ribar
Title: President and Chief Executive Officer

Confirmed as of the date first above mentioned:

RBC CAPITAL MARKETS, LLC

By:	/s/ J.T. Deignan
Name:	J.T. Deignan
Title:	Managing Director

As Agent

ROYAL BANK OF CANADA

By:	/s/ Chris Amery
Name:	Chris Amery
Title:	Managing Director

As Forward Purchaser

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

As Agent

BANK OF MONTREAL

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director, Global Equity Capital Markets

As Forward Purchaser

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Koeller
Name:	Kevin Koeller
Title:	Vice President

As Agent

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

As Forward Purchaser

CITIZENS JMP SECURITIES, LLC

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Head of RE IB

As Agent and Forward Purchaser

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Armstrong
Name:	Jonathan Armstrong
Title:	Managing Director

As Agent and Forward Purchaser

J.P. MORGAN SECURITIES LLC

By:	/s/ Preston Ryman
Name:	Preston Ryman
Title:	Vice President

As Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Preston Ryman
Name:	Preston Ryman
Title:	Vice President

As Forward Purchaser

[Signature Page to Equity Distribution Agreement]

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Head of REGAL ECM

As Agent and Forward Purchaser

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel Croitoru
Name:	Daniel Croitoru
Title:	Vice President

As Agent

MORGAN STANLEY & CO. LLC

By:	/s/ Ellen Weinstein
Name:	Ellen Weinstein
Title:	Managing Director

As Forward Purchaser

R. SEELAUS & CO., LLC

By:	/s/ James Brucia
Name:	James Brucia
Title:	Managing Director

As Agent

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

As Agent

[Signature Page to Equity Distribution Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

As Forward Purchaser

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

Brandon M. Ribar

President and Chief Executive Officer

Kevin J. Detz

Executive Vice President and Chief Financial Officer

Tabitha T. Bailey

Senior Vice President and Chief Legal Officer

Timothy J. Cober

Senior Vice President and Chief Accounting Officer

Max Levy

Chief Investment Officer

SCHEDULE 2

INFORMATION SUPPLIED BY THE AGENTS

None.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

EXHIBIT A

SONIDA SENIOR LIVING, INC.

Common Stock

TERMS AGREEMENT

[  ], 20[   ]

[ • ]

Ladies and Gentlemen:

Sonida Senior Living, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule attached hereto and in the Equity Distribution Agreement, dated May 18, 2026 (the “Equity Distribution Agreement”), between the Company, the Agents and the Forward Purchasers, to issue and sell to [_______], as Agent[s], [________] shares of the Company’s common stock, $0.01 par value per share (the “Purchased Shares”) [, and, solely for the purpose of covering over-allotments, to grant to the Agent[s] the option to purchase an additional [______________] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

[The Agent[s] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by the Agent[s] to the Company for the Purchased Shares. This option may be exercised by the Agent[s] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent[s], as sales agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Agent[s] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to the Agent[s], and the Agent[s] agree to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule attached hereto.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent[s] named below and the Company.

Very truly yours,

SONIDA SENIOR LIVING, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[AGENT]

By:
Name:
Title:

Exhibit A-2

Schedule to Terms Agreement

[Price to Public:

USD [____ ____] per share Purchase Price by the Agent[s]:

USD [____ ____] per share Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agents’ account, or the account of the Agents’ designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[____________], 20[_____]

Closing Location:

[____________]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•	the officer’s certificate referred to in Section 4(c);

•	the legal opinions referred to in Section 4(d) and 4(e);

•	the “comfort letters” referred to in Section 4(f); and

•	such other documents as the Agent[s] shall reasonably request.

[Indemnity:

[_____________]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(o) of the Equity Distribution Agreement, [___________________].]

Exhibit A-3

ANNEX A

Form of Forward Confirmation

Exhibit A-4

To:	Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

Attn: [*]

From:	[ • ]

Date:	[•], 2026

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of the transactions to be entered into between [•] (“Dealer”) and Sonida Senior Living, Inc. (“Counterparty”) as of the Trade Date specified below (the “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex A hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation”). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD $[35,000,000] for Counterparty and a “Threshold Amount” equal to 3% of shareholders’ equity of Dealer as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 9 of this Master Confirmation. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction and any Additional Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the Swap Definitions; and (v) the Agreement.

Any terms not otherwise defined herein, in the Agreement, in the Equity Definitions or in the Swap Definitions shall have the meaning ascribed to them in the Equity Distribution Agreement (as defined below).

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, the Hedge Completion Date for such Transaction.

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.

Buyer:	Dealer.

Seller:	Counterparty.

Maturity Date:	For each Transaction, the earlier of (i) the date specified in the Forward Placement Notice or Amended Notice, as applicable (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, par value USD 0.01 per Share, of Counterparty (Ticker: “SNDA”).

Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.

Initial Number of Shares:	For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as Forward Seller pursuant to the Equity Distribution Agreement, during the period (the “Forward Hedge Selling Period”) from and including the date of the applicable Forward Placement Notice or Amended Notice, as applicable, through and including the Hedge Completion Date.

Hedge Completion Date:	For each Transaction, the date specified in the Supplemental Confirmation, to be the earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the applicable Forward Placement Notice or Amended Notice, as applicable (ii) the date on which Dealer completes its initial hedge with respect to the Maximum Forward Share Amount and (iii) the first Settlement Date.

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

2

Forward Price:	On the Hedge Completion Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price, as adjusted by the Calculation Agent to reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring during the Forward Hedge Selling Period.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold on each Trading Day through the Agent acting as Forward Seller pursuant to the Equity Distribution Agreement during the Forward Hedge Selling Period , provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the proviso in the definition thereof during the Forward Hedge Selling Period.

[Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, which shall be as specified in the Forward Placement Notice or Amended Notice, as applicable, for such Transaction.]

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “United States Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Forward Price Reduction Dates:	For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, which shall be as set forth in the related Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Forward Price Reduction Amount per Share:	For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable, for such Transaction.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

3

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines in good faith makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below), (a)(i) if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below) or (ii) if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date during the Unwind Period for such Settlement or (b) designated by Dealer as a “Termination Settlement Date” in accordance with the terms hereof. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

Settlement Notice Cut-Off:	For each Transaction, as specified in the Supplemental Confirmation, to be the number specified in writing as the Settlement Notice Cut-Off by Counterparty in the applicable Forward Placement Notice or Amended Notice, as applicable.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice; provided that Counterparty may not designate as such First Unwind Date any date that occurs later than a number of Scheduled Trading Days equal to the Settlement Notice Cut-off prior to the Maturity Date.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the earlier of (i) the date on which Dealer completes the unwind of its Hedge Position and (ii) the date occurring a number of Scheduled Trading Days equal to the Settlement Notice Cutoff immediately following the First Unwind Date. If any Trading Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent may make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the Settlement Price) to account for the occurrence of such Disrupted Day; provided that the Calculation Agent may only extend the Unwind Period by one additional Trading Day for each such Disrupted Day.

Settlement Terms:

Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

4

Settlement Notice:	Subject to Sections 10 and 11 below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates in a written notice to Dealer delivered no later than the third Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement) or the First Unwind Date (in the case of a Net Share Settlement or Cash Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date.

Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that, for each Transaction:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (G) the representation contained in Section 32 hereof is correct as of the date of such Settlement Notice; and

5

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) if such Settlement Notice elects Net Share Settlement, the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its good faith judgment, that after using commercially reasonable efforts, it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction with Dealer (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) in Dealer’s commercially reasonable judgment, due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion (as determined by Dealer in good faith based on its commercially reasonable hedge position) of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) if such Settlement Notice elects Net Share Settlement, the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in Section 10 shall apply as if an Acceleration Event occurred on such day.

Electing Party:	Counterparty.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:	If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute

6

value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that is one Settlement Cycle following the Valuation Date.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (1) (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price; plus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during the applicable Unwind Period and (ii) the number of Settlement Shares for such Valuation Date with respect to which Dealer has not unwound its hedge position, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its reasonable hedge position on each such Unwind Date in connection with such Settlement and calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period).

Cash Settlement Payment Date:	The date that is one Settlement Cycle following the Valuation Date.

Settlement Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its hedge position in connection with such Settlement; provided that such purchases shall be made in a commercially reasonable manner and the prices shall reflect prevailing market prices at the time of the applicable purchases) plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.02 per Share.

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in good faith and a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that a Regulatory Disruption occurs on any Unwind Date, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith consistent with similar situations and in a non-discriminatory manner.

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Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Settlement Currency:	USD.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend (as defined in Section 10) shall not constitute a Potential Adjustment Event.

Open market Share repurchases at prevailing market price and Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall not constitute a Potential Adjustment Event; provided that the entry into any such open market Share repurchases, accelerated share repurchase transaction, forward contract or similar transaction shall constitute a Potential Adjustment Event to the extent that, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all such transactions would exceed 10% of the number of Shares outstanding as of the Trade Date, as determined by the Calculation Agent and as adjusted by the Calculation Agent in good faith and in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Merger Event:	Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

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Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, and (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof ; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period.

Increased Cost of Hedging:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) replacing the words “terminate the Transaction” in the third sentence thereof with “designate a Termination Settlement Date in respect of the Transaction”, and (iii) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”.

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Increased Cost of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) replacing the words “terminate the Transaction” in the third sentence thereof with “designate a Termination Settlement Date in respect of the Transaction”, and (iii) deleting the fifth sentence thereof.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable.

Loss of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation which shall be as specified in the related Forward Placement Notice or Amended Notice, as applicable.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Transfer:	Dealer may assign or transfer any of its rights or delegate any of its duties hereunder, in whole or in part, to any affiliate or branch of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Acceleration Event or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom.

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Calculation Agent:	Dealer. Dealer shall promptly but in any event within five Exchange Business Days of a written request by Counterparty, provide a written explanation (which may be by e-mail) of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

Counterparty Payment

Instructions:	To be provided by Counterparty.

Dealer Payment Instructions:	[ • ]

Counterparty’s Contact Details	To be provided by Counterparty.

for Purpose of Giving Notice:

Dealer’s Contact Details

for Purpose of Giving Notice:	[ • ]

3. Effectiveness.

Each Transaction shall be effective if and only if (i) the representations and warranties of Counterparty contained in the Equity Distribution Agreement, dated May 18, 2026 between Dealer, Counterparty, the Agent and the other parties thereto (the “Equity Distribution Agreement”) and any certificate delivered pursuant thereto by Counterparty are true and correct on such Effective Date as if made as of such Effective Date, (ii) the condition that Counterparty has performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date, (iii) the condition that Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 4 of the Equity Distribution Agreement and (v) the condition that the Equity Distribution Agreement shall not have been terminated pursuant to Section 6 thereof. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, except as otherwise provided in the Equity Distribution Agreement. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, the parties shall have no further obligations pursuant to the Equity Distribution Agreement in connection with the applicable Transactions, except as otherwise provided in the Equity Distribution Agreement and provided that this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as Forward Seller prior to such termination.

4. Offices.

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: Toronto.

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5. Additional Mutual Representations and Warranties.

In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of the date of each Forward Placement Notice or Amended Notice, as applicable, the Trade Date and Settlement Date for each Transaction that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.

6. Additional Representations and Warranties of Counterparty.

In addition to the representations and warranties in the Agreement, the Equity Distribution Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof, as of the date of each Forward Placement Notice or Amended Notice, as applicable, and as of each Trading Day of the Forward Hedge Selling Period on which Counterparty communicates with Dealer in relation to Dealer’s establishment of its hedge position prior to the completion thereof for such Trading Day that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) Counterparty shall have delivered to Dealer a resolution of Counterparty’s board of directors authorizing such Transaction;

(c) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d) it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than 4.5% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;

(e) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f) (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering each Transaction, will make any election pursuant to this Master Confirmation (and any Supplemental Confirmation), and will enter into any amendment, waiver, modification or termination of this Master Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including any hedging transactions; (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); and (v) it agrees to act in good faith with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement.

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(g) it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) no federal, state or local (including, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;

(i) it is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code) nor will it be rendered insolvent as a result of the Transaction;

(j) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iii) will exercise independent judgment in evaluating any recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iv) has total assets of at least USD 50 million;

(l) it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency;

(m) IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

(n) in connection with this Master Confirmation, each Supplemental Confirmation, the Equity Distribution Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(o) it has net assets of at least USD 25 million as shown on its most recently prepared financial statements. “net assets” for purposes of this representation is calculated as total assets minus total liabilities.

7. [Reserved.]

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8. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, (iii) deposited in the Clearance System and will not bear a restrictive legend, and (iv) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction and, subject to the Private Placement Procedures set forth in Section 13 below, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Subject to the Private Placement Procedures set forth in Section 13, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable, free of any lien, charge, claim or other encumbrance. Counterparty agrees and acknowledges that such approval for listing or quotation on the Exchange shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice thereof to Dealer upon (i) the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next

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opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Acceleration Event or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(f) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(h) Subject to Section 21, Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

9. Acceleration Events.

Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under any Transaction because insufficient Shares are made available for borrowing by securities lenders (a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring on or following the first Trading Day of the Forward Hedge Selling Period for any Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the date of the applicable Forward Placement Notice or Amended Notice, as applicable for such Transaction being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the applicable Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 10 below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

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(iv) Other ISDA Events. (A) The public announcement by Counterparty or any Valid Third Party Entity of any event on or following the first Trading Day of the Forward Hedge Selling Period that, if consummated, would result in a Merger Event or Tender Offer, or (B) the announcement of any event on or following the first Trading Day of the Forward Hedge Selling Period that, if consummated, would result in a Nationalization, Insolvency or Delisting or the occurrence on or following the first Trading Day of the Forward Hedge Selling Period of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

“Valid Third Party Entity” means, in respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

10. Termination Settlement.

Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under the applicable Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and Dealer shall determine such number of Settlement Shares in good faith and in a commercially reasonable manner and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Termination Settlement Date the Shares have changed into cash or any property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

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11. Termination on Bankruptcy.

The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 6 or Section 7 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

12. Private Placement Procedures.

If Counterparty is unable to comply with the provisions of Section 8(a) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that, in its good faith, reasonable opinion based on the advice of counsel, any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Restricted Shares, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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13. Additional Provisions.

(a) Counterparty and Dealer agree that, upon the effectiveness of any Forward Placement Notice or Amended Placement Notice, as applicable, in respect of the Transaction to which such Forward Placement Notice or Amended Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate a Termination Settlement Date in respect of such Transaction pursuant to Section 10) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, the Equity Definitions or the Swap Definitions, if Dealer designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Acceleration Event and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) in accordance with the terms herein shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

(b) [Reserved.]

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to Sections 10 and 11 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Counterparty hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued

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Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a result of this Section 13(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e) The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter (the “Interpretive Letter”) dated October 9, 2003. Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer in good faith based on the advice of counsel for the Transaction to comply with the Interpretive Letter.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

14. Indemnity.

Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

15. Beneficial Ownership.

Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any other person that would have beneficial ownership of such Shares (any such person shall include without limitation of any of Dealer’s affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act) and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater

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than 4.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”), or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or any provisions of the organizational documents or contracts to which Counterparty or its affiliate is a party, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (i) or (ii) above, an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 15 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 15 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 15 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

16. Non-Confidentiality.

The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty, Dealer and each of its respective employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Counterparty, Dealer or its respective affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer and Counterparty do not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty or Dealer.

17. Set-Off.

Notwithstanding Section 6(f) of the Agreement, each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

18. Staggered Settlement.

Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

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19. Right to Extend.

In connection with Cash Settlement or Net Share Settlement, Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases or Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

20. Other Forwards.

Counterparty agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”) or (2) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period. Dealer acknowledges, however, that, pursuant to the Equity Distribution Agreement, Counterparty may enter into one or more forward transactions (each, an “Other ATM Forward Transaction”) with another Forward Purchaser (as defined in the Equity Distribution Agreement) (an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Relevant Settlement Date” (or equivalent concept) with respect to one or more Other ATM Forward Transactions for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward Transaction coincides for any period of time with an Unwind Period for a Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of a Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, would be every other Scheduled Trading Day if there is only one Other Dealer in such Overlap Unwind Period, every third Scheduled Trading Day if there are two Other Dealers, etc.).

21. Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

22. [Reserved.]

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23. Counterparts.

This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

24. Governing Law/Jurisdiction.

This Confirmation and any claim/and or any Transaction, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. Each party hereby submits for itself and its property in any suit, legal action or proceeding relating to this agreement and/or any Transaction, or for recognition and enforcement of any judgment to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

25. Designation by Dealer.

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

26. [Reserved.]

27. [Reserved.]

28. Bankruptcy Status.

Subject to Paragraph 9 above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

29. No Collateral or Setoff.

Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

30. Taxes.

(a) For the purposes of Section 3(e), Dealer and Counterparty each make the following representation:

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It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:

(i) Dealer is a bank organized under the laws of [•] and is a corporation for U.S. federal income tax purposes; and

(ii) Each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business in the United States.

(c) For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:

(i) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii) It is a corporation for U.S. federal income tax purposes, it is organized under the laws of the State of Delaware, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(d) For purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (A) Counterparty shall provide to the Dealer a complete, accurate and validly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, and (B) Dealer shall provide to Counterparty a complete, accurate and validly executed Internal Revenue Service Form W-8ECI, or any successor thereto (i) on or before the date of execution of this Confirmation, (ii) promptly upon learning that any such tax form previously provided by it has become inaccurate or incorrect and (iii) promptly upon reasonable request of the other party. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents that may be required or reasonably requested by the other party.

(e) “Tax” and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(f) To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

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31. Financial Assistance.

Counterparty represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of any Transaction remains outstanding following any final settlement, cancellation or early termination of all Transactions hereunder, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of any Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of any Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transactions hereunder would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transactions are permitted under such program or facility (either by specific reference to the Transactions or by general reference to transactions with the attributes of the Transactions in all relevant respects).

32. Wall Street Transparency and Accountability Act of 2010.

The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

33. [Additional provisions, if any, to be added.]

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Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction to which this Master Confirmation relates, by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[•]

By:
Name:
Title:

Confirmed as of the date first above written:

SONIDA SENIOR LIVING, INC.

By:
Name:
Title:

25

ANNEX A

SUPPLEMENTAL CONFIRMATION

To:	Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

From: [ • ]

Date: [*], 20[*]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for the Registered Forward Transactions dated as of [•], 2026 (the “Master Confirmation”) between Sonida Senior Living, Inc. (“Counterparty”) and [•] (“Dealer”). All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

a)	the Trade Date is [ ];

b)	the Maturity Date is [ ];

c)	the Hedge Completion Date is [ ];

d)	the Initial Number of Shares is [ ];

e)	the Volume-Weighted Hedge Price is USD [ ];

f)	the Net Percentage is [ ]%;

g)	the Spread is [ ]%;

h)	the Initial Forward Price is USD [ ];

i)	the Initial Stock Loan Rate is [ ] basis points per annum; and

j)	the Maximum Stock Loan Rate is [200] basis points per annum.

k)	the Settlement Notice Cutoff: is [ ] Scheduled Trading Days

Forward Price Reduction Dates and Forward Price Reduction Amounts are as set forth in Schedule I hereto.

Annex 1

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Supplemental Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[•]

By:
Name:
Title:

Agreed and accepted by:

SONIDA SENIOR LIVING, INC.

By:
Name:
Title:

Schedule I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*][2]	USD [*]

[2]	Insert Forward Price Reduction Date that falls after the Maturity Date.